EXHIBIT 31

AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED (ACN 103 852 428)
LEVEL 6
12 CASTLEREAGH STREET
SYDNEY   NSW   2000
Phone +61-2-8236-8000
Fax +61-2-9216-3815


27 September 2004


             302 Certification in relation to ARMS II Global Fund 1

I, Gavin Buchanan, certify that:

       1. I have reviewed this annual report on Form 10-K, and all reports on Form 6-K and Form 8-K, as amended, containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the ARMS II Global Fund 1;

       2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

       3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

       4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

       5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.



Date:  27 September 2004


/s/ Gavin Buchanan
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GAVIN BUCHANAN
Principal Executive Officer of Australian Securitisation Management Pty
Limited